Exhibit 99.1

Atkore Inc. Announces Second Quarter 2026 Results

•Net sales of $731.4 million, up 4.2% versus prior year
•Net loss per diluted share decreased by $2.19 versus prior year to a net loss per share of $(3.65); Adjusted net income per diluted share decreased by $0.81 versus prior year to $1.23
•Net loss decreased by $74.0 million versus prior year to a net loss of $124.1 million; Adjusted EBITDA decreased by $35.4 million versus prior year to $81.1 million
•Maintaining 2026 full-year Adjusted EBITDA outlook of $340 to $360 million, and; full-year Adjusted net income per diluted share outlook of $5.05 to $5.55
•Subsequent to quarter end, the Company divested its HDPE Pipe & Conduit business, Vergokan Galva and Coatings business in Belgium, and entered into settlement agreements with two putative classes in an ongoing litigation matter for $136.5 million
•On April 30, 2026, Atkore’s Board of Directors approved a quarterly dividend payment of $0.33 per share of common stock payable on May 29, 2026 to stockholders of record on May 19, 2026

HARVEY, IL. — May 5, 2026 (BUSINESS WIRE) - Atkore Inc. (the “Company” or “Atkore”) (NYSE: ATKR) announced earnings for its fiscal 2026 second quarter ended March 27, 2026.

“We were pleased with our second quarter results. We delivered approximately 5% year-over-year organic volume growth and solid productivity gains. In addition our net sales, Adjusted EBITDA and Adjusted EPS all improved sequentially versus our first quarter results,” said Bill Waltz, Atkore President and Chief Executive Officer. “These operating results reflect improvements from our own internal initiatives as well as benefits from solid end-market demand.”

Waltz continued, “Over the past few months, we have also completed several actions related to our broader review of strategic alternatives. We have now finalized the three plant closures previously announced, and we have recently divested both our High-Density Polyethylene Pipe & Conduit (“HDPE”) business as well as our surface protection and powder coatings business in Belgium. Each of these completed actions represent our commitment to support the electrical infrastructure market which we believe will enable long-term shareholder value creation.”

2026 Second Quarter Results

	Three months ended
(in thousands)	March 27, 2026	March 28, 2025	Change	% Change
Net sales
Electrical	$532,457	$492,677	$39,780	8.1%
Safety & Infrastructure	199,100	209,272	(10,172)	(4.9)%
Eliminations	(180)	(225)	45	(20.0)%
Consolidated operations	$731,377	$701,725	$29,652	4.2%

Net (loss) income	$(124,073)	$(50,057)	$(74,016)	147.9%

Adjusted EBITDA
Electrical	$74,351	$90,943	$(16,592)	(18.2)%
Safety & Infrastructure	17,303	36,064	(18,761)	(52.0)%
Unallocated	(10,601)	(10,598)	(3)	—%
Consolidated operations	$81,053	$116,408	$(35,355)	(30.4)%

Exhibit 99.1

Net sales increased by $29.7 million, or 4.2%, to $731.4 million for the three months ended March 27, 2026, compared to $701.7 million for the three months ended March 28, 2025. The increase in net sales is primarily attributed to increased sales volume of $32.3 million, increased average selling prices of $10.2 million and foreign exchange benefits of $8.2 million partially offset by the impact of divestitures of $12.6 million.

Gross profit decreased by $49.0 million, or 26.5%, to $136.1 million for the three months ended March 27, 2026, as compared to $185.1 million for the prior-year period. Gross margin decreased to 18.6% for the three months ended March 27, 2026, as compared to 26.4% for the prior-year period. Gross profit decreased primarily due to increased input costs of $82.1 million outpacing increases in average selling prices of $10.2 million.

Net loss decreased by $74.0 million, or 147.9%, to a net loss of $124.1 million for the three months ended March 27, 2026 compared to $50.1 million of net loss for the prior-year period. The decrease was primarily due to lower gross profit of $49.0 million, increased litigation settlement expense of $136.5 million, increased other expense related to loss on assets held for sale of $19.2 million and increased selling, general and administrative expense of $8.9 million, partially offset by decreased asset impairment charges of $116.2 million and increased income tax benefit of $18.2 million.

Adjusted EBITDA decreased by $35.4 million, or 30.4%, to $81.1 million for the three months ended March 27, 2026 compared to $116.4 million for the three months ended March 28, 2025. The decrease was primarily due to lower gross profit.

Net loss per diluted share prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $(3.65) for the three months ended March 27, 2026, as compared to $(1.46) in the prior-year period. The decrease in diluted earnings per share is primarily due to the impact of lower gross margin, litigation settlement expense and losses on assets held for sale. Adjusted net income per diluted share decreased by $0.81 to $1.23 for the three months ended March 27, 2026, as compared to $2.04 in the prior year period.

Segment Results

Electrical

Net sales increased by $39.8 million, or 8.1%, to $532.5 million for the three months ended March 27, 2026 compared to $492.7 million for the three months ended March 28, 2025. The increase in net sales is primarily attributed to increased sales volume of $28.4 million, foreign exchange benefits of $8.0 million and increased average selling prices of $6.5 million.

Adjusted EBITDA for the three months ended March 27, 2026 decreased by $16.6 million, or 18.2%, to $74.4 million from $90.9 million for the three months ended March 28, 2025. Adjusted EBITDA margin decreased to 14.0% for the three months ended March 27, 2026 compared to 18.5% for the three months ended March 28, 2025. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was largely due to increases in input costs outpacing increases in average selling prices.

Safety & Infrastructure

Net sales decreased by $10.2 million, or 4.9%, for the three months ended March 27, 2026 to $199.1 million compared to $209.3 million for the three months ended March 28, 2025. The decrease is primarily attributed to the impact of recent divestitures of $9.5 million and higher solar credit rebates of $8.5 million, partially offset by increased sales volume of $3.9 million and an increase in average selling prices of $3.7 million.

Adjusted EBITDA decreased by $18.8 million, or 52.0%, to $17.3 million for the three months ended March 27, 2026 compared to $36.1 million for the three months ended March 28, 2025. Adjusted EBITDA margin decreased to 8.7% for the three months ended March 27, 2026 compared to 17.2% for the three

Exhibit 99.1

months ended March 28, 2025. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was largely due to higher input costs.

Divestitures

On April 8, 2026, Atkore completed the sale of its HDPE business to Infra Pipes. Under the terms of the sales agreement, Atkore contributed its HDPE business and retained a 10% equity stake in the combined entity. In addition to contributing the HDPE business, Atkore will capitalize the combined business with approximately $28 million in cash over time.

On April 30, 2026, the Company completed the sale of its Vergo Coating SRL and Vergo Galva NV businesses in Belgium.

Legal Settlements

On April 28, 2026, the Company entered into settlement agreements (the "Settlement Agreements") with two of the three putative classes in a case captioned In re PVC Pipe Antitrust Litigation (“Class Action Litigation”). These two classes were the Direct Purchaser Plaintiffs ("DPP Plaintiffs") and the Non-Converter Seller Purchaser Plaintiffs ("NCSP" Plaintiffs) (together, the "DPP and NCSP Plaintiffs"), individually and on behalf of the putative DPP and NCSP Plaintiff class members. The Settlement Agreements totaled $136.5 million and was recognized in the Company’s financial statements for the quarter ended March 27, 2026.

Liquidity & Capital Resources

On April 30, 2026, Atkore’s Board of Directors approved a quarterly dividend payment of $0.33 per share of common stock payable on May 29, 2026 to stockholders of record on May 19, 2026.

Full-Year Outlook1

The Company is maintaining its estimated range for fiscal year 2026 Adjusted EBITDA at $340 to $360 million, and Adjusted net income per diluted share at $5.05 to $5.55.

The Company notes that this perspective may vary due to changes in assumptions or market conditions and other factors described under “Forward-Looking Statements.”

Conference Call Information

Atkore management will host a conference call today, May 5, 2026, at 8 a.m. Eastern time, to discuss the Company’s financial results. The conference call may be accessed by dialing (888) 330-2446 (domestic) or (240) 789-2732 (international). The call will be available for replay until May 19, 2026. The replay can be accessed by dialing (800) 770-2030 for domestic callers, or for international callers, (609) 800-9909. The passcode for the live call and the replay is 5592214.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company, please visit the Company’s website at https://investors.atkore.com.

1 Reconciliations of the forward-looking full-year 2026 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Exhibit 99.1

About Atkore Inc.

Atkore is a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications. With 5,400 employees and $2.9B in sales in fiscal year 2025, we deliver sustainable solutions to meet the growing demands of electrification and digital transformation. To learn more, please visit www.atkore.com.

Dissemination of Company Information
Atkore intends to make future announcements regarding company developments and financial performance through its website, www.atkore.com, as well as through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls, media broadcasts, and webcasts.

Media Contact:
Lisa Winter
Vice President - Communications
708-225-2453
AtkoreCommunications@atkore.com

Investor Contact:
Matthew Kline
Vice President - Treasury & Investor Relations
708-225-2116
Investors@atkore.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties disclosed in the Company’s filings with the SEC including but not limited to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies, including application of tariffs; adverse weather conditions; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the

Exhibit 99.1

financial condition of, or other adverse developments, including inability or unwillingness to pay our invoices on time, with respect to one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; widespread outbreak of diseases; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand and changes in our business and valuation assumptions; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; changes in foreign laws and legal systems; our inability to introduce new products effectively or implement our innovation strategies; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our acquisition agreements to fully protect us from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of additional expenses, increases in the complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to “conflict minerals”; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; failure to generate cash sufficient to pay dividends; challenges attracting and retaining key personnel or high-quality employees; future changes to tax legislation; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; and other risks and factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

Exhibit 99.1

We define Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, interest expense, net, stock-based compensation, loss on extinguishment of debt, gains and losses on the divestiture of a business, impairment of assets, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA and Adjusted EBITDA margin, when presented in conjunction with comparable GAAP measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and certain non-cash items. We define Adjusted net income as net income before stock-based compensation, loss on extinguishment of debt, loss on assets held for sale, gains and losses on the divestiture of a business (including any additional tax adjustments related to those divestitures), insurance recoveries, asset impairment charges, intangible asset amortization, certain legal matters and other items, restructuring costs, accelerated depreciation, transaction costs, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic and diluted net income per share excluding the per share impact of stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

Free Cash Flow

We define Free Cash Flow as net cash provided by (used in) operating activities, less capital expenditures. We believe that Free Cash Flow provides meaningful information regarding the Company’s liquidity.

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net sales	$731,377	$701,725	$1,386,925	$1,363,322
Cost of sales	595,261	516,608	1,124,876	1,007,117
Gross profit	136,116	185,117	262,049	356,205
Selling, general and administrative	107,914	99,040	207,465	190,492
Intangible asset amortization	6,282	10,166	12,593	21,864
Asset impairment charges	11,553	127,733	11,553	127,733
Operating income (loss)	10,367	(51,822)	30,438	16,116
Interest expense, net	6,985	8,261	13,884	16,470
Litigation settlement expense	136,500	—	136,500	—
Other expense, net	25,612	6,426	23,285	7,559
Income (loss) before income taxes	(158,730)	(66,509)	(143,231)	(7,913)
Income tax expense (benefit)	(34,657)	(16,452)	(34,192)	(4,193)
Net income (loss)	$(124,073)	$(50,057)	$(109,039)	$(3,720)

Net income (loss) per share
Basic	$(3.68)	$(1.47)	$(3.25)	$(0.11)
Diluted	$(3.65)	$(1.46)	$(3.21)	$(0.11)

ATKORE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	March 27, 2026	September 30, 2025
Assets
Current Assets:
Cash and cash equivalents	$442,336	$506,699
Accounts receivable, less allowance for current and expected credit losses of $2,110 and $5,128, respectively	557,852	447,035
Inventories, net	401,063	484,845
Income tax assets	157,525	79,547
Prepaid expenses and other current assets	89,781	82,678
Assets held for sale	64,944	—
Total current assets	1,713,501	1,600,804
Property, plant and equipment, net	534,709	594,266
Intangible assets, net	127,020	160,758
Goodwill	287,533	294,485
Right-of-use assets, net	144,583	156,679
Deferred tax assets	27,474	35,863
Other long-term assets	13,556	9,067
Total Assets	$2,848,376	$2,851,922
Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$3,730	$3,730
Accounts payable	253,743	241,246
Income tax payable	588	720
Accrued compensation and employee benefits	40,913	49,192
Customer liabilities	88,599	128,538
Lease obligations	26,420	26,995
Liabilities held for sale	21,203	—
Accrued settlement liabilities	136,500	—
Other current liabilities	78,223	74,098
Total current liabilities	649,919	524,519
Long-term debt	756,911	756,802
Long-term lease obligations	131,808	144,293
Deferred tax liabilities	13,446	13,451
Other long-term liabilities	15,395	14,516
Total Liabilities	1,567,479	1,453,581
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 33,767,094 and 33,665,258 shares issued and outstanding as of March 27, 2026 and September 30, 2025, respectively	338	338
Additional paid-in capital	539,899	526,600
Retained earnings	757,864	889,391
Accumulated other comprehensive loss	(17,204)	(17,988)
Total Equity	1,280,897	1,398,341
Total Liabilities and Equity	$2,848,376	$2,851,922

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in thousands)	March 27, 2026	March 28, 2025
Operating activities:
Net income (loss)	$(109,039)	$(3,720)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,458	58,571
Asset impairment charges	11,553	127,733
(Gain) loss on sale of business	(2,275)	6,101
Loss on assets held for sale	25,664	349
Deferred income taxes	348	(33,428)
Stock-based compensation	16,868	13,810
Amortization of right-of-use assets	17,467	16,412
Provision for doubtful accounts and inventory	16,230	(677)
Legal settlement expense	136,500	—
Other non-cash adjustments to net income	1,667	635
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(134,910)	14,799
Inventories	36,699	(385)
Prepaid expenses and other current assets	(6,001)	(22,544)
Accounts payable	28,258	(4,277)
Accrued and other liabilities	(41,099)	5,908
Lease assets and liabilities	(17,840)	(14,556)
Income taxes	(78,492)	(7,560)
Other, net	1,713	3,770
Net cash provided by (used in) operating activities	(27,231)	160,941
Investing activities:
Capital expenditures	(26,226)	(63,635)
Proceeds from sale of a business	18,388	6,711
Proceeds from insurance claims	—	1,770
Other, net	(292)	7,132
Net cash used in investing activities	(8,130)	(48,022)
Financing activities:
Repayments of long-term debt	(932)	—
Issuance of common stock, net of shares withheld for tax	(3,568)	(5,835)
Repurchase of common stock	—	(100,026)
Finance lease payments	(1,759)	(1,363)
Dividends paid to shareholders	(22,281)	(21,989)
Net cash used in financing activities	(28,540)	(129,213)
Effects of foreign exchange rate changes on cash and cash equivalents	(462)	(4,706)
Decrease in cash and cash equivalents	(64,363)	(21,000)
Cash and cash equivalents at beginning of period	506,699	351,385
Cash and cash equivalents at end of period	$442,336	$330,385

	Six months ended
(in thousands)	March 27, 2026	March 28, 2025
Supplementary Cash Flow Information
Capital expenditures, not yet paid	$1,391	$2,373
Operating lease right-of-use assets obtained in exchange for lease liabilities	$7,042	$2,766
Free Cash Flow:
Net cash provided by operating activities	$(27,231)	$160,941
Capital expenditures	(26,226)	(63,635)
Free Cash Flow:	$(53,457)	$97,306

ATKORE INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three months ended		Six months ended
(in thousands)	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net income (loss)	$(124,073)	$(50,057)	$(109,039)	$(3,720)
Interest expense, net	6,985	8,261	13,884	16,470
Income tax expense (benefit)	(34,657)	(16,452)	(34,192)	(4,193)
Depreciation and amortization	33,340	29,238	69,458	58,571
Restructuring charges	4,128	595	5,656	916
Stock-based compensation	12,848	7,713	16,868	13,810
Litigation settlement expense	136,500	—	136,500	—
Transaction costs	4,020	174	10,291	209
Loss on assets held for sale	25,664	281	25,664	349
(Gain) loss on sale of business	—	6,101	(2,275)	6,101
Asset impairment charges	11,553	127,733	11,553	127,733
Other (a)	4,745	2,822	5,831	(687)
Adjusted EBITDA	$81,053	$116,408	$150,199	$215,558

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans, and insurance recoveries.

ATKORE INC.
SEGMENT INFORMATION

The following table presents reconciliations of Net sales and calculations of Adjusted EBITDA margin by segment for the periods presented:

	Three months ended
	March 27, 2026			March 28, 2025
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA margin	Net sales	Adjusted EBITDA	Adjusted EBITDA margin
Electrical	$532,457	$74,351	14.0%	$492,677	$90,943	18.5%
Safety & Infrastructure	199,100	17,303	8.7%	209,272	36,064	17.2%
Eliminations	(180)			(225)
Consolidated operations	$731,377			$701,725

	Six months ended
	March 27, 2026			March 28, 2025
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA margin	Net sales	Adjusted EBITDA	Adjusted EBITDA margin
Electrical	$1,002,011	$129,453	12.9%	$958,032	$183,330	19.1%
Safety & Infrastructure	385,352	47,490	12.3%	405,997	51,643	12.7%
Eliminations	(438)			(707)
Consolidated operations	$1,386,925			$1,363,322

ATKORE INC.
ADJUSTED NET INCOME PER DILUTED SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three months ended		Six months ended
(in thousands, except per share data)	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net income	$(124,073)	$(50,057)	$(109,039)	$(3,720)
Stock-based compensation	12,848	7,713	16,868	13,810
Intangible asset amortization	6,282	10,166	12,593	21,864
Loss (gain) on sale of business	—	6,101	(2,275)	6,101
Loss on assets held for sale	25,664	281	25,664	349
Asset impairment charges	11,553	127,733	11,553	127,733
Accelerated depreciation(b)	9,739	—	17,903	—
Restructuring charges(c)	4,128	—	4,128	—
Transaction costs(c)	4,020	—	4,020	—
Litigation settlement expense	136,500	—	136,500	—
Other (a)	4,745	2,822	5,831	(687)
Pre-tax adjustments to net income	215,479	154,816	232,785	169,170
Tax effect	(49,560)	(38,704)	(53,886)	(42,293)
Additional tax expense related to divestiture of a business	—	3,946	—	3,946
Adjusted net income	$41,846	$70,001	$69,860	$127,103

Diluted weighted average common shares outstanding	33,959	34,290	33,933	34,660
Net income per diluted share	$(3.65)	$(1.46)	$(3.21)	$(0.11)
Adjusted net income per diluted share	$1.23	$2.04	$2.06	$3.67

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans and insurance recoveries.

(b) Additional depreciation related to plant closures described in Note 5, “Restructuring Charges.”
(c) Beginning in the second quarter of fiscal 2026, restructuring charges and transaction costs will be included as adjustments to adjusted net income. These charges have historically been included as adjustments to adjusted EBITDA.

ATKORE INC.
NET DEBT

The following table presents reconciliations of Net debt to Total debt for the periods presented:

($ in thousands)	March 27, 2026	December 26, 2025	September 30, 2025	June 27, 2025	March 28, 2025	December 27, 2024
Short-term debt and current maturities of long-term debt	$3,730	$3,730	$3,730	$—	$—	$—
Long-term debt	$756,911	$757,323	$756,802	$764,387	$765,913	$765,375
Total debt	760,641	761,053	760,532	764,387	765,913	765,375
Less cash and cash equivalents	442,336	443,771	506,699	331,017	330,385	310,444
Net debt	$318,305	$317,282	$253,833	$433,370	$435,528	$454,931

TTM Adjusted EBITDA (a)	$321,035	$356,390	$386,356	$455,629	$561,833	$657,338

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. The reconciliation of Adjusted EBITDA for the quarter ended December 26, 2025 can be found in Exhibit 99.1 to Form 8-K filed February 3, 2026 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended September 30, 2025 can be found in Exhibit 99.1 to Form 8-K filed November 26, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended June 27, 2025 can be found in Exhibit 99.1 to Form 8-K filed August 5, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended March 28, 2025 can be found in Exhibit 99.1 to Form 8-K filed May 6, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended December 27, 2024 can be found in Exhibit 99.1 to Form 8-K filed February 4, 2025 and is incorporated by reference herein.

ATKORE INC.
TRAILING TWELVE MONTHS ADJUSTED EBITDA

The following table presents a reconciliation of Adjusted EBITDA for the trailing twelve months (TTM) ended March 27, 2026:

	TTM	Three months ended
(in thousands)	March 27, 2026	March 27, 2026	December 26, 2025	September 30, 2025	June 27, 2025
Net income (loss)	$(120,497)	$(124,073)	$15,034	$(54,420)	$42,962
Interest expense, net	30,683	6,985	6,899	7,926	8,873
Income tax expense (benefit)	(33,414)	(34,657)	465	(11,350)	12,128
Depreciation and amortization	135,421	33,340	36,118	36,929	29,033
Restructuring charges	7,589	4,128	1,527	1,331	602
Stock-based compensation	26,619	12,848	4,020	2,505	7,246
Litigation settlement expense	136,500	136,500	—	—	—
Loss on the extinguishment of debt	795	—	—	795	—
Transaction costs	10,374	4,020	6,271	42	41
Loss (gain) on assets held for sale	25,572	25,664	—	103	(195)
(Gain) loss on sale of business	(2,133)	—	(2,275)	142	—
Asset impairment charges	98,207	11,553	—	86,654	—
Other (a)	5,318	4,745	1,086	258	(771)
Adjusted EBITDA	$321,035	$81,053	$69,146	$70,915	$99,921

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans, and insurance recoveries.